EXHIBIT 3.365
OFFICE OF THE MISSISSIPPI SECRETARY OF ST
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1
Articles of Incorporation
The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972 hereby executes the following document and sets forth:
1. Type of Corporation
☑ Profit       ☐ Nonprofit
2. Name of the Corporation
QHG of Forrest County, Inc.
3. The future effective date is (Complete if applicable)
4. FOR NONPROFITS ONLY: The period of duration is ☐ years or ☐ perpetual
5. FOR PROFITS ONLY: The Number (and Classes) if any of shares the corporation is authorized to issue is (are) as follows

Classes	# of Shares Authorized	If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows: (See Attached)
Common	1,000 ($1.00 par value)
6. Name and Street Address of the Registered Agent and Registered Office is
Name Corporation Service Company
Physical Address 506 South President Street
P.O. Box
City, State, ZIP5, ZIP4 Jackson            Ms.            39201
7. The name and complete address of each incorporator are as follows

Name Gayle Jenkins
Street 103 Continental Place
City, State, ZIP5, ZIP4 Brentwood             TN            37027
Name
Street
City, State, ZIP5, ZIP4
Name Gayle Jenkins
Street 103 Continental Place
City, State, ZIP5, ZIP4 Brentwood            TN            37027
Name Gayle Jenkins
Street 103 Continental Place
City, State, ZIP5, ZIP4 Brentwood            TN            37027
8. Other Provisions ☐ See Attached
9. Incorporators’ Signatures (please keep writing within blocks)
/s/ Gayle Jenkins            Incorporator

FILED
07/09/1997
ERIC CLARK
Secretary of State
State of Mississippi

OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Application for Reinstatement
Following Administrative Dissolution/Revocation
This application is submitted to the Office of Secretary of State of Mississippi for Reinstatement.
1. Name of Corporation
QHG of Forrest County, Inc.
2. Federal Tax ID number
62-1704095
3. Corporate ID number
00644555
4. Date of Administrative Dissolution/Revocation
12/6/02
5. The grounds for Dissolution/Revocation (Complete and mark appropriate box)
☐ did not exist or ☐ have been eliminated.
6. The corporate name satisfies the requirements of the Mississippi Business Corporation Act.
Note: Certification from the Mississippi State Tax Commission stating that all taxes owed by the corporation have been paid must accompany this application.
This application must be executed in the name of the corporation by the chairman of the board of directors, the president or another of the officers.
By: Signature /s/ Donald P. Fay (Please keep writing within blocks)
Printed Name: Donald P. Faye
Title: Ex. V.P.
Date
Filing Fee $50.00 for Domestic Corporations
Filing Fee $100.00 for Foreign Corporations

MISSISSIPPI
STATE TAX COMMISSION
01/24/03
QHG OF FORREST COUNTY INC
13455 NOEL ROAD 20TH FLR
DALLAS TX 75240
ACCOUNT NO: 62-1704095
GENTLEMEN:
OUR RECORDS INDICATE THAT THIS CORPORATION WAS ADMINISTRATIVELY DISSOLVED FOR NON-PAYMENT OF FRANCHISE TAX AND/OR FAILURE TO FILE THE ANNUAL REPORT(S).
PLEASE BE ADVISED THAT THE CORPORATION HAS NOW PAID ALL DELINQUENT FRANCHISE TAX AND HAS FILED THE ANNUAL REPORT(S) DUE TO BE FILED WITH THE MISSISSIPPI STATE TAX COMMISSION THROUGH THE TAX YEAR ENDING 12/31/01.
YOU ARE REQUIRED TO FURNISH A COPY OF THIS LETTER TO THE SECRETARY OF STATE ALONG WITH ANY OTHER DOCUMENTS REQUIRED BY THEIR OFFICE TO SET ASIDE THE ADMINISTRATIVE DISSOLUTION.
YOU MAY CONTACT THE SECRETARY OF STATE AT P. 0. BOX 136, JACKSON, MS 39205; TELEPHONE NUMBER (601)359-1350.
SINCERELY,
/s/ Ed Buelow, Jr.
ED BUELOW, JR., CHAIRMAN
REFER REPLY TO: CORPORATE SECTION
INCOME AND FRANCHISE TAX DIVISION
P. O. BOX 1033
JACKSON, MS. 39215

State of Mississippi
Secretary of State
2002 — 2003 Corporate Annual Report

Corporate Id: 00644555				☐ ß If there are no changes, mark an “X” here, date and sign at the bottom of the page.
Registered Agent and office:				Corporate Name & Principal Address:
CSC OF RANKIN COUNTY, INC				QHG OF FORREST COUNTY, INC.
MIRROR LAKE PLAZA 2829 LAKELAND				C/O LEGAL DEPARTMENT
DR #1502				103 CONTINENTAL PLACE
FLOWOOD MS 39232				BRENTWOOD TN 37027

To make changes to the Agent or Address, please complete form F0010. To make changes to the corporate name use form F0012.				Enter all changes in the box below:

State of Incorporation: MS 07/09/1997					Corporate Principal Address
Federal Id: 62-1704095					5800 TENNYSON PARKWAY
Telephone: (612) 593-7000					PLANO
TX 75024

Current Principal Officers / Addresses				Director	New Officers / Addresses			Mark if a Director
President:	KAREN S. POOLE			☑	President: See Attached			☐
103 CONTINENTAL PL
BRENTWOOD TN 37027
Vice Pres:	TERRY A RAPPUHN			☑	Vice President:			☐
103 CONTINENTAL PL
BRENTWOOD TN 37027
Secretary:	ASHBY Q BURKS			☐	Secretary:			☐
103 CONTINENTAL PLACE
BRENTWOOD TN 37027
Treasurer:				☐	Treasurer:			☐
Directors in addition to those listed above are to be listed on additional pages if necessary.

Stocks Shares Authorized, Issued & Outstanding					Stock Authorized, Issued & Outstanding
Class	Series	Authorized	Issued		Class	Series	Authorized	Issued
COMM	1,000		1,000

SIC Code / Nature of Business					SIC Code / Nature of Business

6799 COMMODITY CONTRACT POOL OPERATORS
This report has been examined by me and to the best of my knowledge and belief, is true, correct, complete and current as of this 25th day of January, 2003

Donald P. Fay
Printed Name
/s/ Donald P. Fay
Signature
Ex V.P.
Title
Make Check for $50.00, payable to SECRETARY OF STATE.
On or before April 1, 2003, mail completed form with payment to SECRETARY OF STATE, PO BOX 23083, JACKSON, MS 39225-3083. For Assistance contact a customer service representative at (800) 256-3494.

Any Other Offices/Managers/Directors than those listed below should be removed!
QHG of Forrest County, Inc.
Effective 4/27/01
Officers/Managers
James D. Shelton — President
Donald P. Fay — Ex. Vice President & Secretary
Burke Whitman — Treasurer
Robert P. Frutiger — Vice President
Michael Silhol — Vice President
Directors
Donald P. Fay
Burke Whitman
W. Stephen Love
Address for all of the above:
5800 Tennyson Parkway
Plano, Texas 75024

Triad
Hospitals, Inc.
Secretary of State
P.O. Box 23083
Jackson, MS 39225-3083
To Whom It May Concern:
I am enclosing the appropriate fees, set-aside letters and annual reports for River Region Medical Corporation, QHG of Hattiesburg, Inc., and QHG of Forrest County, Inc. This should take care of bringing these entities into good standing. Please let me know if you need anything further. I can be reached at 217-473-3944 or via e-mail at cindy.jarrell@triadhospitals.com.
Thank you for your cooperation in this matter.
Sincerely,
TRIAD HOSPITALS, INC.
/s/ Cindy J. Jarrell
Cindy J. Jarrell
Sr. Assistant to the General Counsel
Enclosures
5800 Tennyson Parkway Plano, Texas 75024 (214) 473-7000 www.triadhospitals.com